UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2023

BLACK KNIGHT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37394	81-5265638
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (904) 854-5100

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On November 8, 2023, Intercontinental Exchange, Inc. (“ICE”) announced that it is commencing a private exchange offer (the “Exchange Offer”) and related consent solicitation (the “Consent Solicitation”) with respect to the outstanding 3.625% Senior Notes due 2028 (the “BK Notes”) issued by Black Knight InfoServ, LLC (“BK”), a wholly owned subsidiary of ICE.

Pursuant to the Exchange Offer, ICE is offering to issue, in a private offering to eligible holders, new notes in exchange for any and all of the approximately $1 billion aggregate principal amount of the BK Notes held by eligible holders of BK Notes. For BK Notes tendered by the Early Tender Deadline and not validly withdrawn before the Withdrawal Deadline described in the Offering Memorandum referred to below, eligible holders will also receive the Cash Consideration described in the Offering Memorandum. In addition, pursuant to the Consent Solicitation, ICE is soliciting consents from the eligible holders to amend the BK Notes and the related indenture under which they were issued to eliminate certain of the covenants, restrictive provisions and events of default from such indenture.

The Exchange Offer and the Consent Solicitation are being made upon the terms and conditions set forth in an offer to exchange and consent solicitation statement dated November 8, 2023 (the “Offering Memorandum”), copies of which will be made available to holders of the BK Notes eligible to participate in the Exchange Offer. ICE’s obligation to accept and exchange the BK Notes validly tendered pursuant to the Exchange Offer is subject to certain conditions as set forth in the Offering Memorandum, including receipt of the requisite consents in connection with the Consent Solicitation.

This announcement does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Exchange Offer and Consent Solicitation are being made solely pursuant to the Offering Memorandum and only to such persons and in such jurisdictions as is permitted under applicable law.

A copy of the press release issued by ICE is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated as of November 8, 2023.

104	The cover page from Black Knight, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK KNIGHT, INC.

By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
Vice President – Legal Counsel

Dated: November 8, 2023